Exhibit 99.1

NEWS RELEASE

GP Strategies Reports Second Quarter 2020 Financial Results

Columbia, MD. August 7, 2020. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended June 30, 2020.
Overview:
•Cash flow from operations of $22.9 million for second quarter of 2020 compared to cash used in operations of $3.7 million for second quarter of 2019
•Reduced long term-debt balance by $25.2 million to $57.7 million as of June 30, 2020 compared to $82.9 million as of December 31, 2019
•Revenue of $106.1 million for second quarter of 2020 compared to $149.4 million for second quarter of 2019
•Gross profit of $15.9 million, or 15.0% of revenue, for second quarter of 2020 compared to $23.0 million, or 15.4%, for second quarter of 2019
•Diluted loss per share of $(0.04) for second quarter of 2020 compared to earnings of $0.19 per share for second quarter of 2019
•Backlog of $327.0 million as of June 30, 2020 compared to $330.5 million as of June 30, 2019

“We continue to navigate through these unprecedented times and have taken swift and strategic actions, reducing leverage and lowering expenses, establishing a strong foundation to ensure our long-term success,” stated Adam Stedham, Chief Executive Officer & President of GP Strategies. “Clearly the second quarter was a challenge, but we delivered Adjusted EBITDA of $6.0 million, an increase of 75% compared to the first quarter of 2020. We expect our revenue to increase sequentially for the third and fourth quarters of the year, and Adjusted EBITDA for the second half of 2020 to improve compared to the first half.”

“We are successfully transitioning multiple programs to virtual modalities. In addition, we are beginning to see face-to-face training activities reschedule. The rate of marketplace adoption of virtual learning, remote performance support and e-learning creates significant opportunities for the Company to increase revenues from our current levels,” concluded Mr. Stedham.

The Company's revenue decreased $43.3 million, or 29.0%, to $106.1 million for the second quarter of 2020 from $149.4 million in the second quarter of 2019. Revenue in the Workforce Excellence segment decreased $18.1 million, or 21.6%, and revenue in the Business Transformation Services segment decreased $25.2 million, or 38.4%.

The Company's revenue decline was primarily due to the impact of COVID-19 as a result of the postponement of certain training events and other delays in client projects. In addition, our revenue decreased $4.6 million during the second quarter of 2020 due to discontinued revenue streams from the sale of our alternative fuels division on January 1, 2020 and the sale of our tuition program management business on October 1, 2019. Foreign currency exchange rate changes also resulted in a total $1.8 million decrease in U.S. dollar reported revenue during the second quarter of 2020.

The Company had an operating loss of $1.0 million for the second quarter of 2020, a $7.1 million decrease compared to operating income of $6.1 million for the second quarter of 2019. The decline is primarily due to a gross profit decrease of $7.1 million, or 30.8%, due to the decreased revenues. In addition, the Company incurred $2.4 million of severance expense during the second quarter of 2020, of which $2.1 million is included in cost of revenue and $0.3 million is included in general and administrative expenses on the condensed consolidated statement of operations.

Net loss was $0.6 million, or $(0.04) per share, for the second quarter of 2020 compared to net income of $3.2 million, or $0.19 per share, for the second quarter of 2019. After accounting for special items, which are set forth in the Non-GAAP Reconciliation - Adjusted EPS below, Adjusted EPS was $0.12 for the second quarter of 2020 compared to $0.22 for the second quarter of 2019.

Balance Sheet and Cash Flow Highlights
As of June 30, 2020, the Company had cash of $12.1 million compared to $8.2 million as of December 31, 2019. The Company had $57.7 million of long-term debt outstanding as of June 30, 2020 under its revolving credit facility compared to $82.9 million outstanding as of December 31, 2019. Cash provided by operating activities was $32.8 million for the six months ended June 30, 2020 compared to cash used in operating activities of $6.3 million for the same period in 2019.

Investor Call
The Company has scheduled an investor conference call and webcast for 8:30 a.m. Eastern Time on Friday, August 7, 2020. Prepared remarks regarding the company’s financial and operational results will be followed by a question and answer period with GP Strategies’ executive management team. The conference call may be accessed via webcast at: https://services.choruscall.com/links/gpx200807.html or by calling +1 (833) 535-2204 within the US, or +(412) 902-6747 internationally, and requesting the “GP Strategies Conference.” The presentation slides broadcast via the webcast will also be available on the Investors section of GP Strategies’ website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the webcast at http://dpregister.com/10146928.
The webcast will be archived on the Investors section of GP Strategies’ website and will remain available for 90 days. Alternatively, a telephonic replay of the conference call will be available for one week and may be accessed by dialing +1 (877) 344-7529 in the US, or +1 (412) 317-0088 internationally, and requesting conference number 10146928.

Presentation of Non-GAAP Information
This press release contains non-GAAP financial measures, including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization), Adjusted Earnings per Diluted Share (Adjusted EPS), and free cash flow (cash flow from operating activities less capital expenditures). The Company believes these non-GAAP financial measures are useful to investors in evaluating the Company’s results. These measures should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because these measures may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP equivalents, see the Non-GAAP Reconciliations, along with related footnotes, below.

About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of sales and technical training, digital learning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpstrategies.com.

Forward-Looking Statements
We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, including statements about the anticipated effects of the COVID-19 pandemic and related events on our business and results of operations. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project, including the impact of the COVID-19 pandemic and related events that are beyond our control. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Quarters ended		Six Months Ended
	June 30,		June 30,

	2020	2019	2020	2019

Revenue	$106,144	$149,413	$234,425	$288,886
Cost of revenue	90,247	126,454	200,914	244,649
Gross profit	15,897	22,959	33,511	44,237
General and administrative expenses	14,180	15,402	31,464	31,529
Sales and marketing expenses	1,857	1,906	3,696	3,895
Restructuring charges	855	182	855	1,301
Gain on change in fair value of contingent consideration, net	—	627	—	677
Gain on sale of business	—	—	1,064	—
Operating income (loss)	(995)	6,096	(1,440)	8,189
Interest expense	607	1,679	1,585	3,277
Other income (expense)	(189)	102	(689)	88
Income (loss) before income tax expense	(1,791)	4,519	(3,714)	5,000
Income tax expense (benefit)	(1,185)	1,300	(1,814)	1,447
Net income (loss)	$(606)	$3,219	$(1,900)	$3,553

Basic weighted average shares outstanding	17,144	16,747	17,113	16,710
Diluted weighted average shares outstanding	17,207	16,780	17,162	16,741
Per common share data:
Basic earnings (loss) per share	$(0.04)	$0.19	$(0.11)	$0.21
Diluted earnings (loss) per share	$(0.04)	$0.19	$(0.11)	$0.21

Other data:
Adjusted EBITDA(1)	$5,984	$10,435	$9,408	$19,206
Adjusted EPS (1)	$0.12	$0.22	$0.09	$0.37

(1)The terms Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures that the Company believes are useful to investors in evaluating its results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the Non-GAAP Reconciliations, along with related footnotes, below.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarters ended		Six Months Ended
	June 30,		June 30,

	2020	2019	2020	2019
Revenue by segment (2):
Workforce Excellence	$65,811	$83,903	$140,189	$165,381
Business Transformation Services	40,333	65,510	94,236	123,505
Total revenue	$106,144	$149,413	$234,425	$288,886

Gross profit by segment (2):
Workforce Excellence	$11,402	$13,763	$22,895	$27,218
Business Transformation Services	4,495	9,196	10,616	17,019
Total gross profit	$15,897	$22,959	$33,511	$44,237

Supplemental Cash Flow Information:
Net cash provided by (used in) operating activities	$22,918	$(3,698)	$32,765	$(6,303)
Capital expenditures	(579)	(485)	(1,046)	(1,027)
Free cash flow	$22,339	$(4,183)	$31,719	$(7,330)

(2) Effective January 1, 2020, we transferred the management responsibility of certain business units between the two operating segments, primarily the management of the Company's UK apprenticeship training business to the Business Transformation Services segment, and the management of the platform adoption services business to the Workforce Excellence segment. We have reclassified the segment financial information herein for the prior year periods to reflect the changes in our segment reporting and conform to the current year's presentation.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EBITDA (3)
(In thousands)
(Unaudited)

	Quarters ended		Six Months Ended
	June 30,		June 30,

	2020	2019	2020	2019
Net income (loss)	$(606)	$3,219	$(1,900)	$3,553
Interest expense	607	1,679	1,585	3,277
Income tax expense (benefit)	(1,185)	1,300	(1,814)	1,447
Depreciation and amortization	2,077	2,316	4,254	4,657
EBITDA	893	8,514	2,125	12,934
Adjustments:
Non-cash stock compensation expense	1,536	1,330	2,792	2,419
Restructuring charges	855	182	855	1,301
Severance expense	2,354	—	2,565	1,011
Gain on change in fair value of contingent consideration, net	—	(627)	—	(677)
ERP implementation costs	—	464	—	1,148
Foreign currency transaction losses	346	207	842	552
Legal acquisition and transaction costs	—	365	1,038	518
Impairment of operating lease right-of-use asset	—	—	255	—
Gain on sale of business	—	—	(1,064)	—
Adjusted EBITDA	$5,984	$10,435	$9,408	$19,206

(3)Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. Adjusted EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization, non-cash stock compensation expense, gain or loss on the change in fair value of contingent consideration and other unusual or infrequently occurring items. For the periods presented, these other items are restructuring charges, severance expense, ERP implementation costs, foreign currency transaction losses, legal acquisition and transaction costs, impairment of operating lease right-of-use asset, and gain on sale of business. Adjusted EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because Adjusted EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EPS (4)
(Unaudited)

	Quarters ended		Six Months Ended
	June 30,		June 30,

	2020	2019	2020	2019
Diluted earnings per share	$(0.04)	$0.19	$(0.11)	$0.21
Restructuring charges	0.04	0.01	0.04	0.06
Severance expense	0.10	—	0.11	0.04
Gain on change in fair value of contingent consideration, net	—	(0.03)	—	(0.03)
ERP implementation costs	—	0.02	—	0.05
Foreign currency transaction losses	0.01	0.01	0.03	0.02
Legal acquisition and transaction costs	—	0.02	0.04	0.02
Impairment of operating lease right-of-use asset	—	—	0.01	—
Settlement of contingent consideration in shares	0.01	—	0.01	—
Gain on sale of business	—	—	(0.04)	—
Adjusted EPS	$0.12	$0.22	$0.09	$0.37

(4)Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as earnings per diluted share excluding the gain or loss on the change in fair value of acquisition-related contingent consideration and special charges, such as restructuring, and other unusual or infrequently occurring items of income or expense. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the gain on change in fair value of acquisition-related contingent consideration and other special charges, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2020	2019
	(Unaudited)
Current assets:
Cash and cash equivalents	$12,097	$8,159
Accounts and other receivables	99,828	131,852
Unbilled revenue	40,029	57,229
Prepaid expenses and other current assets	21,272	19,115
Total current assets	173,226	216,355
Property, plant and equipment, net	5,393	5,803
Operating lease right-of-use assets	23,591	27,251
Goodwill and other intangible assets, net	179,830	187,907
Other assets	11,670	11,586
Total assets	$393,710	$448,902

Current liabilities:
Accounts payable and accrued expenses	$72,519	$92,332
Deferred revenue	21,529	23,234
Current portion of operating lease liabilities	6,707	7,871
Total current liabilities	100,755	123,437
Long-term debt	57,650	82,870
Long-term portion of operating lease liabilities	19,824	22,159
Other noncurrent liabilities	12,740	10,522
Total liabilities	190,969	238,988
Total stockholders’ equity	202,741	209,914
Total liabilities and stockholders’ equity	$393,710	$448,902

© 2020 GP Strategies Corporation. All rights reserved. GP Strategies and GP Strategies with logo design are registered trademarks of GP Strategies Corporation.
.

# # # #

C O N T A C T S:

Adam H. Stedham	Michael R. Dugan	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
443-367-9916	443-367-9627	443-367-9925